Exhibit 99.2

Central Garden & Pet Announces Increase in Stock Repurchase Authorization

Walnut Creek, Calif.,– Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA), a leading consumer goods company in the pet and garden industries, announced today that its Board of Directors has authorized an increase in its stock repurchase program. Under the increased program, the company is authorized to purchase up to an additional $100 million of the company’s common stock and Class A common stock. The company stated that the acquisition of the company’s common stock at this time appeared to be advantageous to the company and its stockholders because management considers the market price of its shares to be currently undervalued.

The company’s stock repurchase program authorizes the purchase of the company’s common stock and Class A common stock through open market and privately negotiated transactions, including through Rule 10b5-1 trading plans, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

About Central Garden & Pet

Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) is a leading consumer goods company in the pet and garden industries. Guided by the belief that home is central to life, the company’s purpose is to proudly nurture happy and healthy homes. For over 45 years, its innovative and trusted solutions have helped lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a diversified portfolio of market-leading brands including Amdro®, Aqueon®, Best Bully Sticks®, Cadet®, C&S®, Farnam®, Ferry-Morse®, Kaytee®, Nylabone®, Pennington®, Sevin® and Zoëcon®. With fiscal 2025 net sales of $3.1 billion, the company has strong manufacturing and logistics capabilities supported by a passionate, entrepreneurial growth culture that incorporates sustainability. Central is headquartered in Walnut Creek, California, and employs over 6,000 people, primarily across North America. Visit www.central.com to learn more.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including the timing and amounts of repurchases under our stock repurchase program, the market value of the company’s shares, and the potential impact on earnings per share, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central’s current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

•	economic uncertainty and other adverse macroeconomic conditions, including a potential recession or inflationary pressure;

•	impacts of tariffs or a trade war;

•	risks associated with international sourcing;

•	fluctuations in energy prices, fuel and related petrochemical costs;

•	declines in consumer spending and the associated increased inventory risk;

•	seasonality and fluctuations in our operating results and cash flow;

•	adverse weather conditions and climate change;

•	the success of our Central to Home strategy and our Cost and Simplicity agenda;

•	fluctuations in market prices for seeds and grains and other raw materials, including the impact of significant declines in grass seed market prices on our inventory valuation;

•	risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;

•	dependence on a small number of customers for a significant portion of our business;

•	consolidation trends in the retail industry;

•	supply shortages in pet birds, small animals and fish;

•	potential credit risk associated with certain brick and mortar retailers in the pet specialty segment;

•	reductions in demand for our product categories;

•	competition in our industries;

•	continuing implementation of an enterprise resource planning information technology system;

•	regulatory issues;

•	potential environmental liabilities;

•	access to and cost of additional capital;

•	the impact of product recalls;

•	risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;

•	potential goodwill or intangible asset impairment;

•	the potential for significant deficiencies or material weaknesses in internal control over financial reporting, particularly of acquired companies;

•	our dependence upon our key executives;

•	our ability to recruit and retain members of our management team and employees to support our businesses;

•	potential costs and risks associated with actual or potential cyberattacks;

•	our ability to protect our trademarks and other proprietary rights;

•	litigation and product liability claims;

•	the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes;

•	potential dilution from issuance of authorized shares; and

•	the voting power associated with our Class B stock.

These risks and others are described in Central’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

Investor & Media Contact

Friederike Edelmann

VP of Investor Relations & Corporate Sustainability

(925) 412 6726

fedelmann@central.com